UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  August 26, 2004
                                                   -----------------


                          Pre-Paid Legal Services, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
                 (State or Other Jurisdiction of Incorporation)


                   1-9293                       73-1016728
           (Commission File Number) (IRS Employer Identification No.)


             One Pre-Paid Way
                  Ada, OK                                           74820
(Address of Principal Executive Offices)                         (Zip Code)


                                 (580) 436-1234
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))







Item 1.01  Entry into a Material Definitive Agreement

On August 26, 2004, Pre-Paid Legal Services, Inc. ("we","PPLSI", "us" or the "Company") entered into an amendment to our loan agreement among PPLS and Bank of Oklahoma, N.A., Comerica Bank, and First United Bank & Trust. The amended stock term loan provides for advances of up to $31.5 million of which $13.9 million was already advanced as of August 25, 2004. Advances may be used to purchase shares of our common stock in tender offers, reclassifications, open market purchases or otherwise at any time until December 31, 2004. The amortization of the amended loan has been modified to provide for repayment over 24 months in equal monthly principal payments beginning October 31, 2004 and ending September 30, 2006 with the same interest rate of the monthly LIBOR rate plus 3%. Before amendment, the loan was to be repaid in monthly installments ending on May 31, 2005. If the loan is fully advanced, the monthly principal payment will be $1,313,000 compared to the monthly payment on the current loan of $1,390,000.


The amended stock term loan continues to be primarily collateralized by our rights to receive membership fees on a portion of our Memberships and a pledge of the stock of our subsidiaries. The amended loan agreement continues the existing covenants, including provisions prohibiting us from pledging assets, incurring additional indebtedness and selling assets. In addition to customary events of default, the amended loan continues the additional event of default occurs if Harland C. Stonecipher ceases to be our Chairman and Chief Executive
Officer for 90 days. Pre-payment of the loan is permitted. The amended loan agreement contains the following financial covenants which were included in the original loan: (a) our quarterly Debt Coverage Ratio (which has an amended definition) shall not be less than 125%; (b) our cancellation rate on contracts less than or equal to twelve months old shall not exceed 45% on a trailing 12 month basis, calculated on a quarterly basis, (c) and we shall maintain a rolling twelve month average retention rate of Membership contracts in place for greater than eighteen months of not less than 70%, calculated on a quarterly basis. The amended loan modifies the existing dividend and net worth limits to provide that; (a) we may not pay dividends or make stock purchases (other than with the loan proceeds or purchases of up to $31.5 million on or before December 31, 2004) in any fiscal quarter in excess of 50% of cumulative net income of all previous quarters since the quarter beginning July 1, 2004, less any dividends or stock purchases in such previous quarters; and (b) we are required to maintain a tangible net worth of $10 million through December 31, 2004, $15 million through September 30, 2005, and $25 million on December 31, 2005 and thereafter.


The foregoing description is qualified in its entirety by reference to the amended stock term loan agreement, which is an exhibit to this Report.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant


See Item 1.01.


Item 8.01  Other Events


On August 26, 2004, we announced in a press release that we commenced a tender offer for up to 1,000,000 shares of our common stock and filed a Schedule TO with the Securities and Exchange Commission. The description of the transaction is contained in those documents, which have been filed with the Commission on August 26, 2004.


Item 9.01  Financial Statements and Exhibits

(c)  The following Exhibits are filed as a part of this report:

     No.                  Description

     10.1 First Amendment to Loan Agreement dated August 26, 2004 among Pre-Paid Legal Services, Inc., Bank of Oklahoma N.A., Comerica Bank and First United Bank & Trust. (Incorporated by reference to Exhibit (b)(i) to the Company's Schedule TO filed on August 27, 2004)

     10.2 First Amendment to Security Agreement dated August 26, 2004 among Pre-Paid Legal Services, Inc., Bank of Oklahoma, N.A., Comerica Bank and First United Bank & Trust (Incorporated by reference to Exhibit (b)(iii) to the Company's Schedule TO filed on August 27, 2004)

     10.3 First Amendment to Pledge Agreement dated August 26, 2004 among Pre-Paid Legal Services, Inc., Bank of Oklahoma, N.A., Comerica Bank and First United Bank & Trust (Incorporated by reference to Exhibit (b)(iv) to the Company's Schedule TO filed on August 27, 2004)

     10.4 Loan Agreement dated September 19, 2003 among Pre-Paid Legal Services, Inc., Bank of Oklahoma N.A., Comerica Bank and First United Bank & Trust. (Incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2003)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By:      /s/ Randy Harp
                          ------------------------------------------------------
                          Randy Harp, Chief Operating Officer

Date:  August 27, 2004